Exhibit 99.1

FOR IMMEDIATE RELEASE

ROADRUNNER TRANSPORTATION SYSTEMS ANNOUNCES

COMMON STOCK OFFERING BY SELLING STOCKHOLDERS

CUDAHY, WI – August 3, 2015 – Roadrunner Transportation Systems, Inc. (NYSE: RRTS), a leading asset-light transportation and logistics services provider, announced today the commencement of a public offering of 2,000,000 shares of its common stock by affiliates of HCI Equity Partners, L.L.C., who will be the only selling stockholders. The selling stockholders will grant the underwriter in the offering an option to purchase up to 300,000 additional shares of common stock at the same price per share to cover any over-allotments. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed. The Company will not issue shares in the offering and will not receive any proceeds from the sale of the shares by the selling stockholders in this offering.

Robert W. Baird & Co. Incorporated will serve as the book-running manager for the offering. The offering is being made only by means of a prospectus and related preliminary prospectus supplement, copies of which may be obtained from the offices of Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, 28th Floor, Milwaukee, Wisconsin 53202-5391, by calling 1-800-792-2473, or by e-mailing syndicate@rwbaird.com. Electronic copies of the prospectus and the preliminary prospectus supplement will be available on the Securities and Exchange Commission’s Web site at www.sec.gov.

The shares are being offered pursuant to an effective registration statement. This press release does not constitute an offer to sell these securities or a solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Roadrunner Transportation Systems, Inc.

The Company is a leading asset-light transportation and logistics service provider offering a full suite of solutions, including customized and expedited less-than-truckload, truckload logistics, transportation management solutions, intermodal solutions, freight consolidation, inventory management, on demand expedited services, international freight forwarding, customs brokerage, and comprehensive global supply chain solutions.

Safe Harbor Statement

This press release contains forward-looking statements that relate to future events or performance. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. In particular, this press release may contain forward-looking statements about the Company’s expectations with respect to the offering. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized, except as required by law. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to market conditions; the volatility of the market price of the Company’s common stock; the significant influence over the Company by its principal stockholders; provisions in the Company’s certificate of incorporation, bylaws and Delaware law; one or more significant claims and the cost of maintaining insurance, including increased premiums and insurance in excess of prior experience levels; the cost of compliance with, liability for violations of, or modifications to existing or future governmental regulations; the effect of environmental regulations; a decrease in the levels of capacity in the over-the-road freight sector; the Company’s ability to execute its acquisition strategy and to integrate acquired companies; the Company’s international operations; the Company’s indebtedness and compliance with the covenants in its senior credit facility; the unpredictability of and potential fluctuation in the price and availability of fuel; the economic environment; competition in the transportation industry; the Company’s reliance on independent contractors to provide transportation services to its customers; and other “Risk Factors” set forth in the Company’s most recent SEC filings.

Contact

Roadrunner Transportation Systems, Inc.

Peter Armbruster

Chief Financial Officer

414-615-1648

Vollrath Associates, Inc.

Marilyn Vollrath

414-221-0210

ir@rrts.com